EXHIBIT 3-15









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                       NEW YORK STATE ELECTRIC & GAS
                                CORPORATION







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                               B Y - L A W S

                                As Amended






                                          January 10, 1997

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
                 NEW YORK STATE ELECTRIC & GAS CORPORATION

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                                  BY-LAWS
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                                  OFFICES

     1. The office shall be at the place specified in the Certificate of Incorporation as from time to time amended, now
Town of Dryden, County of Tompkins, State of New York.

     The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   SEAL

     2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, NEW YORK". If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engravings, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.


                          STOCKHOLDERS' MEETINGS

     3. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other location in the State of New York as shall be stated in the notice of the meeting, except when otherwise expressly provided by statute.
All meetings of stockholders shall be presided over by the Chairman or by the President or a Vice President except when by statute the election of a presiding officer is required.

     4. The annual meeting of stockholders shall be held on the second Friday of May in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at eleven o'clock A.M. or at such other date and time as shall be stated in the notice of the meeting, at which the stockholders entitled to vote shall elect directors, and transact such other business as may properly be brought before the meeting.

     5. The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, without regard to class, present in person or by proxy, shall be requisite for, and shall constitute a quorum at all meetings of the stockholders for the transaction of business except for the election or removal of directors and except as otherwise expressly provided by statute, by the Certificate of Incorporation, as amended, or by these By-Laws; provided that, in the case of any meeting of holders of the serial preferred stock of the Corporation, the presence in person or by proxy of the holders of record of shares representing a majority of the votes entitled to be cast thereat by the holders of the outstanding shares of serial preferred stock, without regard to series, shall be necessary to constitute a quorum for the transaction of business except for the election or removal of directors and except as otherwise expressly provided by statute, by the Certificate of Incorporation, as amended, or by these By-Laws. If, however, the holders of a majority of such shares of stock or votes, as the case may be, shall not be present or represented by proxy at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by a majority vote of those present or represented, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the amount of stock or votes, as the case may be, requisite to constitute a quorum shall be present in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

     At any meeting for the election of directors by the common stockholders, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock shall be necessary to constitute a quorum for the election of such directors, except when otherwise expressly provided by statute.

     6. At each meeting of stockholders each holder of record of shares of capital stock then entitled to vote shall be entitled to vote in person, or by proxy appointed by instrument executed in writing, by such stockholder or by his duly authorized attorney; but no proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein its duration, which shall be for some limited period. Except as otherwise provided by statute or by the Certificate of Incorporation, as amended, each holder of record of shares of capital stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation, but, as provided by the Certificate of Incorporation, as amended, at all elections of directors by the common stockholders, each holder of common stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of common stock multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or any two or more of them, as he may see fit. All elections shall be determined by a plurality vote. The vote for directors shall be by ballot and, except as otherwise provided by statute or by the Certificate of Incorporation, as amended, or by these By-Laws, all other matters shall be determined by a vote of the holders of a plurality of the shares of the capital stock present or represented at a meeting and entitled to vote on such matters, and by ballot, if demanded by any stockholder or his duly authorized proxy.

     7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

     8. Except as may be otherwise provided in the Certificate of Incorporation, as amended, with respect to the right of holders of serial preferred stock or preference stock of the Corporation to elect a specified number of directors in certain circumstances, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this By-Law.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stock-holder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person,
(ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     9. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this By-Law.

     In addition to any other applicable requirements, for busi-ness to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this By-Law. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    10. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended, may be called by the Chairman or by the President, and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meetings.

    11. Except as otherwise may be required by provisions of the Certificate of Incorporation of the Corporation, as amended, relative to meetings of stockholders required or authorized by the provisions of paragraph (F) or (H) of Article 7 of the Restated Certificate of Incorporation filed October 25, 1988, notice of every meeting of stockholders, setting forth the time, place and purpose or purposes thereof, shall be mailed, not less than ten nor more than fifty days prior to such meetings to all stockholders (at their respective addresses appearing on the books of the Corporation unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request) entitled to vote at such meeting, of record as of a date fixed by the Board of Directors, not more than fifty days in advance of such meeting, for determining the stockholders entitled to notice of and to vote at such meeting, unless and except to the extent that such notice shall have been waived in writing either before or after the holding of such meeting by stockholders entitled to notice thereof and to vote thereat.

     If any By-Law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders of the Corporation for the election of directors the By-Laws so adopted or amended or repealed together with a concise statement of the changes made.

                                 DIRECTORS

    12. The property and business of the Corporation shall be managed under the direction of its Board of Directors, which shall consist of not less than nine (9) nor more than fifteen
(15) directors. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of New York. Each director shall be elected to hold office until the expiration of the term for which he is elected, and thereafter until a successor shall be elected and shall qualify. The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated Class I, Class II and Class III. Each class shall have at least three directors and the three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors, elected at the 1987 annual meeting of stockholders, shall expire at the next succeeding annual meeting of stockholders, the second succeeding annual meeting of stockholders and the third succeeding annual meeting of stockholders, respectively. At each annual meeting of stockholders after 1987, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

     The stockholders, at any annual meeting, or at any special meeting called for that purpose, or a majority of the entire Board of Directors, at any regular or special meeting, may determine to increase or decrease the number of directors to the respective maximum or minimum limits above prescribed, and, in the case of an increase, shall thereupon elect the additional directors. No decrease in the number of directors shall shorten the term of any incumbent director. Any newly created director-ships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders. At any meeting of the stockholders, the holders of a majority of the shares of common stock issued and outstanding, voting separately as a class, or by written consent without a meeting may remove at any time, with or without cause, any director theretofore elected by the common stockholders or elected by the Board to fill a vacancy among the directors elected by the common stockholders, and may fill the vacancy in the Board for the unexpired term thus caused.

     No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 1997 annual meeting of stockholders.

     In the event that the holders of serial preferred stock or preference stock become entitled to exercise their special rights to elect directors pursuant to Article 5 or Article 7, respectively, of the Certificate of Incorporation, as amended, the above provisions respecting the classification of directors shall not apply, and election of directors shall be accomplished in accordance with the provisions of such Article 5 or Article 7. The election of directors by holders of common stock at the first annual or special meeting of stockholders after the divestment of such special rights of the holders of serial preferred stock or preference stock shall be accomplished in accordance with the provisions applicable to the initial terms of the classified directors set forth above.

    13. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. A director or officer of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or employee or any corporation of which any director or officer is a shareholder, director, officer or employee, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested or member or employee of a firm so interested or a shareholder, director, officer or employee of a corporation so interested or (2) by vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of capital stock of the Corporation having full voting power or by writing or writings signed by a majority of such holders; nor shall any director or officer be liable to account to the Corporation for any profits realized by and from or through any such transaction, or contract of this Corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or employee, or any corporation of which he is a shareholder, director, officer or employee was interested in such transaction or contract.

                           MEETINGS OF THE BOARD

    14. The first meeting of the Board of Directors held after the annual meeting of stockholders at which directors shall have been elected shall be held for the purpose of organization, the election of officers, and the transaction of any other business which may come before the meeting.

    15. Regular meetings of the Board may be held without notice, except as otherwise provided by these By-Laws, at such time and place as shall from time to time be designated by the Board.

    16. Special meetings of the Board may be called by the Chairman or by the President or a Vice President or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary or other officer performing his duties shall give notice either personally or by mail or telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice in writing either before or after the meeting.

    17. At all meetings of the Board one-third of the total number of directors shall be requisite for and shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

    18. Any regular or special meeting may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.


                         COMPENSATION OF DIRECTORS

    19. Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive cash compensation for their services as directors, at the rate of $22,000 per annum, payable monthly, and in addition $1,000 for each regular or special meeting of the Board of Directors attended, but compensation for meetings attended by means of conference telephone or similar equipment, for which no travel is required, shall be $500 for each such meeting so attended. All directors shall be reimbursed for their reasonable expenses for attendance, if any, at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from receiving non-cash compensation for serving as a director or from serving the Corporation in any other capacity and receiving compensation therefor.

    20. Members of the Executive Committee other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services on that committee at the rate of $1,500 per annum, paid monthly.

     Members of special or standing committees, including the Executive Committee, shall be allowed such additional compensation and reimbursement for expenses as may be fixed by the Board of Directors.


                 EXECUTIVE COMMITTEE AND OTHER COMMITTEES

    21. The Board of Directors may by vote of a majority of the whole Board designate three or more of their number to constitute an Executive Committee to hold office for such period as the Board shall determine. The Chairman and the President shall each be a member of the Executive Committee. The Board of Directors may likewise designate one or more alternate members who shall serve on the Executive Committee in the absence of any regular member or members of such Committee. When a regular or alternate member of the Executive Committee ceases to be a director he shall automatically cease to be such regular or alternate member of the Executive Committee. Such Executive Committee shall, between meetings of the Board, have all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the Business Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws, or the adoption of new By-Laws; the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

     The Executive Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration. A majority of the Executive Committee shall constitute a quorum at any meeting. The act of a majority of the Executive Committee present at any meeting at which there is a quorum shall be the act of the Executive Committee. The Board of Directors may by vote of a majority thereof fill any vacancies in the Executive Committee. The Executive Committee may, from time to time, subject to the approval of the Board of Directors, prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

    22. In addition to having the power to designate an Executive Committee, the Board of Directors may by vote of a majority of the whole Board designate other committees, whether special or standing, each to consist of three or more of their number, to hold office for such period as the Board shall determine. With respect to each such other committee, the Board of Directors may likewise designate one or more alternate members who shall serve in the absence of any regular member or members of such other committee. When a regular or alternate member of such other committee ceases to be a director he shall automatically cease to be a regular or alternate member of such other committee. Each such other committee shall have authority only to the extent provided by the Board of Directors, except that no such other committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the Business Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws, or the adoption of new By-Laws; the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. A majority of each such other committee shall constitute a quorum at any meeting thereof. The act of a majority of each such other committee present at any meeting thereof at which there is a quorum shall be the act of such other committee. The Board of Directors may by vote of a majority thereof fill any vacancies in each such other committee.


                MEETINGS OF THE BOARD AND COMMITTEE THEREOF
                 BY CONFERENCE TELEPHONE OR SIMILAR MEANS

    23. Any one or more of the members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

              ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING

    24. If all members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors consent in writing to the adoption of a resolution authorizing action required or permitted to be taken by the Board or any committee, such action may be taken without a meeting.
The resolution and the written consents thereto shall be filed with the minutes of the proceeding.


                                 OFFICERS

    25. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a Chairman, one or more Assistants to the Chairman, a President, one or more Assistants to the President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time choose and appoint. The Chairman and President may not occupy any other such office, except that the same person may occupy both the office of Chairman and the office of President. Neither the Treasurer nor an Assistant Treasurer may at the same time be Controller or an Assistant Controller. Except as above set forth, any two of such offices may be occupied by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

    26. The Board of Directors, at its first meeting after the election of directors by the stockholders, shall choose a Chairman and a President from among their own number, and a Secretary, a Treasurer and a Controller, and such Assistants to the Chairman, Assistants to the President, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it shall deem necessary, none of whom need be members of the Board.

    27. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    28. The salary or other compensation of the officers of the Corporation shall be fixed by the Board of Directors. The salary or other compensation of all other employees shall, in the absence of any action by the Board be fixed by the Chairman or the President or by such other officers or executives as shall be designated by the Chairman or the President.

    29. The officers of the Corporation shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their successors are chosen and qualify in their stead. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any other employee or agent of the Corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors or, in the absence of any action by the Board, by the Chairman or the President or by such other officers or executives as shall have been designated by the Chairman or the President.


                                 CHAIRMAN

    30. The Chairman shall be the chief executive officer of the Corporation and shall, when present, preside at all meetings of the Board of Directors and of the stockholders, except as otherwise by law provided. He may sign in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall be a member of the Executive Committee and of all standing committees except the Executive Compensation and Succession Committee, the Audit Committee and the Nominating Committee. He shall also generally have the powers and perform the duties which appertain to the office.

     The Assistants to the Chairman shall assist the Chairman in the performance of his duties and exercise and perform such other powers and duties as may be conferred or required by the Board.


                                 PRESIDENT

    31. The President shall, when present in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders, except as otherwise by law provided. He may sign in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall be a member of the Executive Committee and of all standing committees except the Executive Compensation and Succession Committee, the Audit Committee and the Nominating Committee. He shall also generally have the powers and perform the duties which appertain to the office.

     The Assistants to the President shall assist the President in the performance of his duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

                              VICE PRESIDENT

    32. A Vice President may sign, in the name of and on behalf of the Corporation, certificates of stock, notes and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business, and shall perform such other duties as the Board of Directors may prescribe.

     If there be more than one Vice President, the Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President, and may designate one or more Vice Presidents as Senior Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President and the Executive Vice Presidents. A Vice President who has not been designated as Executive Vice President or as Senior Vice President shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President, and the Executive Vice Presidents and the Senior Vice Presidents.

     The Assistant Vice Presidents shall assist the President and
Vice Presidents in the performance of their duties and exercise and perform such other powers and duties as may be conferred or required by the Board.


                                 SECRETARY

    33. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office.

     He shall be the custodian of the seal of the Corporation and, when authorized by the Board of Directors or by the Chairman, the President or a Vice President, shall affix the seal to all instruments requiring it and shall attest the seal and/or
the execution of such instruments, as required.   He shall have
control of the stock ledger, stock certificate book and minute books of the Corporation and its committees, and other formal records and documents relating to the corporate affairs of the Corporation.

     The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.


                                 TREASURER

    34. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

         (b) He shall disburse the funds of the Corporation in such manner as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

                                     CONTROLLER

    35. The Controller of the Corporation shall have full control of all the books of account of the Corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the Corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the Corporation, which shall be kept by the Treasurer, and shall also make reports to the directors and others of or relating to the financial condition of the Corporation.

     The Assistant Controller or Assistant Controllers shall assist the Controller in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.


                                 VACANCIES

    36. If the office of any director becomes vacant by reason of death, resignation, removal or disability, or any other cause, the directors then in office, except as otherwise provided in the Certificate of Incorporation, as amended, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office until the next annual meeting of stockholders, and thereafter until a successor or successors shall be elected and shall qualify. If the office of any officer of the Corporation shall become vacant for any reason, the Board, by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.


                               RESIGNATIONS

    37. Any officer or any director of the Corporation may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time.

                    DUTIES OF OFFICERS MAY BE DELEGATED

    38. In case of the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director, provided a majority of the entire
Board concur therein.


           INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    39. The Corporation shall fully indemnify to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative, legislative or other proceeding, and including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, (i) is or was a director, officer, or employee of the Corporation or (ii) is or was serving at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or any appeal therein, except as provided in the next paragraph.

     No indemnification shall be made to or on behalf of any director, officer, or employee if a judgment or other final adjudication adverse to the director, officer, or employee establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Except in the case of an action or proceeding against a director, officer, or employee specifically approved by the Board of Directors, the Corporation shall pay expenses incurred by or on behalf of such a person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses.

     The rights to indemnification and advancement of defense expenses granted by or pursuant to this By-Law (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any director, officer, or employee who serves in such capacity at any time while this By-Law is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this By-Law and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this By-Law to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indem-nification could lawfully be permitted by an express provision of a by-law, and the indemnification required by this By-Law shall not be limited by the absence of an express recital of such circumstances.

     The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, or employee of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.


                        STOCK OF OTHER CORPORATIONS

    40. The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chairman or the President in person or by proxy appointed by him on behalf of the Corporation.

                           CERTIFICATES OF STOCK

    41. Stock of the Corporation may be in certificated or uncertificated form. Stock of the Corporation represented by certificates shall be numbered and shall be entered in the books of the Corporation as the certificates are issued. The certificates shall exhibit the holder's name and number of shares and shall be signed by the Chairman, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto. Where any such certificates of stock are signed by a transfer agent and by a registrar, the signatures of the Chairman, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary upon any such certificates, if authorized by the Board of Directors, may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

     In case any officer who has signed, or whose facsimile signature has been affixed to, any such certificate shall cease to be such officer before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the Corporation.

     To the extent permitted by law, some or all of any or all classes and series of stock of the Corporation may be uncertificated stock, provided that no stock represented by a certificate shall be registered on the books of the Corporation as uncertificated stock until such certificate is surrendered to the Corporation.


                            TRANSFERS OF STOCK

    42. Transfers of certificated stock shall be made on the books of the Corporation only upon the request of the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

    Transfers of uncertificated stock shall be made on the books of the Corporation only upon the request of the holder of record of such uncertificated stock or by attorney, lawfully constituted in writing, and upon receipt by the Corporation of a written instruction signed by the holder of record of such uncertificated stock or by such attorney requesting that the transfer of such uncertificated stock be registered on the books of the Corporation.
                           FIXING OF RECORD DATE

    43. Except as otherwise may be required by provisions of the Certificate of Incorporation, as amended, relative to meetings of stockholders required or authorized by the provisions of paragraph (F) or (H) of Article 7 of the Restated Certificate of Incorporation filed October 25, 1988, the Board of Directors is hereby authorized to fix a day and hour not exceeding fifty (50) days (and in the case of a meeting not less than ten (10) days) preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or for the delivery of evidences of rights, as a record time for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or rights, as the case may be; and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at any time so fixed shall be entitled to receive any such dividend or rights; and the stock transfer books shall not be closed during any such period.


                          REGISTERED STOCKHOLDERS

    44. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of New York.


                             LOST CERTIFICATES

    45. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine, and may also require the advertisement of such loss in such manner as the Board may prescribe.


                            INSPECTION OF BOOKS

    46. The Board of Directors shall have power to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholders shall have any right to inspect any account or book or document of the Corporation, except as such right may be conferred by the statutes of the State of New York or by resolution of the directors or of the stockholders.


                CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS

    47. All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as may be authorized by these By-Laws or as the Board of Directors may from time to time designate, either directly or through such officers of the Corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons. If authorized by the Board of Directors, the signatures of such persons, or any of them, upon any checks for the payment of money may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such persons had actually signed the same.

     All bonds, mortgages and other instruments requiring a seal shall be executed on behalf of the Corporation by the Chairman or the President or a Vice President, and the seal of the Corporation shall be thereunto affixed by the Secretary or an Assistant Secretary who shall, when required, attest the seal and/or the execution of said instruments. If authorized by the Board of Directors, the signatures of the Chairman or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer upon any engraved, lithographed or printed bonds, debentures, notes or other instruments may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

     In case any officer who has signed any such bonds, debentures, notes or other instruments shall cease to be such officer before such bonds, debentures, notes or other instruments shall have been delivered by the Corporation, such bonds, debentures, notes or other instruments may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed the same had not ceased to be such officer of the Corporation.

                          RECEIPTS FOR SECURITIES

    48. All receipts for stocks, bonds or other securities received by the Corporation shall be signed by the Treasurer or an Assistant Treasurer or by such other person or persons as the Board of Directors or Executive Committee shall designate.


                                FISCAL YEAR

    49. The fiscal year shall begin the first day of January in each year.


                                 DIVIDENDS

    50. Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

     The Board of Directors shall have power to fix and determine, and from time to time to vary, the amount to be reserved as working capital; to determine whether any, and if any, what part of any, accumulated surplus net profits shall be declared and paid as dividends, to determine the date or dates for the declaration or payment of dividends and to direct and determine the use and disposition of any surplus net profits, and before payment of any dividend or making any distribution of profits there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.


                        DIRECTORS' ANNUAL STATEMENT

    51. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                  NOTICES

    52. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at his address as the same appears on the books of the Corporation.

     A stockholder, director or officer may waive in writing any notice required to be given to him under these By-Laws.


                          INSPECTORS OF ELECTION

    53. Preceding each meeting of the stockholders for the election of directors, the Board of Directors shall appoint two inspectors of election to act at such meeting or any adjournment or adjournments thereof as inspectors of election. In the event that such inspectors shall not be so appointed, they shall be appointed at the meeting at which such election is to be held, and if any inspector shall refuse to serve, or neglect to attend at the election or his office become vacant, the meeting may appoint an inspector in his place. The inspectors appointed to act at any meeting of the stockholders shall, before entering upon the discharge of their duties, be sworn to faithfully execute the duties of inspector at such meeting with strict impartiality, and according to the best of their ability, and the oaths so taken shall be subscribed by them and delivered to the Secretary of the meeting with a certificate of the result of the vote taken thereat.


                                AMENDMENTS

    54. These By-Laws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment; provided, however, that no By-Laws adopted by the Board of Directors regulating the election of directors or officers shall be valid unless published for at least once a week for two successive weeks in a newspaper in the County where the election is to be held, and at least thirty days before such election.


                             EMERGENCY BY-LAWS

     1. These Emergency By-Laws shall be effective upon the order of the New York State Defense Council, as constituted under the New York State Defense Emergency Act, or any successor body, in the event of attack and shall cease to be effective when the Council or successor body declares the end of the period of attack. During such period, the By-Laws of this Corporation shall remain in effect except to the extent superseded by or inconsistent with these Emergency By-Laws.
     2. The powers of the Board of Directors of the Corporation shall be vested in such directors of the Corporation as are readily available to act. If such directors do not constitute a quorum, then the full powers of the Board shall be vested in the members of the Executive Committee who are readily available to act. If members of the Executive Committee readily available to act do not constitute a quorum, then the property and business of the Corporation shall be managed by an Emergency Management Committee composed of not more than five of the following persons who are readily available to act: (a) Directors of the Corporation; (b) to the extent necessary, Executive Vice Presidents of the Corporation, in order of seniority of service in that office; (c) to the extent necessary, Senior Vice Presidents of the Corporation, in order of seniority of service in that office; (d) to the extent necessary, Vice Presidents of the Corporation, in order of seniority of service in that office; and (e) to the extent necessary and in the following order:
Assistant Vice Presidents in order of seniority of service in that office; Assistants to the Chairman in order of seniority of service in that office; Assistants to the President in order of seniority of service in that office; Secretary; Treasurer.

     3. Meetings of such Directors, the Executive Committee or the Emergency Management Committee may be held at any time and place. At any meeting of the Emergency Management Committee, three shall constitute a quorum and the act of a majority present at any meeting at which there is a quorum shall be the act of the Committee.

     In the event it is impracticable to hold a meeting of such Directors, the Executive Committee or the Emergency Management Committee, the concurrence of individuals comprising any such group may be expressed orally or in writing (regardless of the manner of transmission or communication) and such concurrence shall be deemed to be the act of any such group.

     4. Nothing herein shall be deemed to abrogate the power of Directors remaining in office to choose a successor or successors in the event of vacancy in the office of any Director, as provided in the By-Laws of the Corporation. Upon the taking of any such action, any powers theretofore vested pursuant to these Emergency By-Laws in the Executive Committee or the Emergency Management Committee shall terminate.

     5. Any action taken in good faith under these Emergency By-Laws shall be as valid and binding as if taken by the Board of Directors even though subsequent developments may show that at the time such action was taken conditions requisite for such action did not in fact exist.

     I,                             , the
Vice President and Secretary of NEW YORK STATE ELECTRIC & GAS
CORPORATION, a New York corporation, DO HEREBY CERTIFY that the foregoing is a true, correct and complete copy of the By-Laws and Emergency By-Laws of said Corporation, as amended to date.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and
affixed the seal of said Corporation this        day of
         , 19     .



        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

(CORPORATE SEAL)